EXHIBIT (11)
                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Statement of Additional Information constituting part of Lazard Retirement Series, Inc. Pre-Effective Amendment No. 1 to Registration Statement on Form N-1A of our report dated May 14, 1997, relating to the financial statement of Lazard Retirement Series, Inc. which appears in such Statement of Additional Information.

     We also consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information.

                                   Anchin, Block & Anchin LLP